Exhibit 10.1

BINDING FRAMEWORK AGREEMENT

I.	PREAMBLE

ROTAX belongs to NOVA NAUTIC - known under the brand name PORALU MARINE, which is specialized in marina design & manufacture - from turn-key projects to products. ROTAX specialize in rotomoulding and product assembly for a variety of markets, including marinas & commercial ports. Both ROTAX and PORALU MARINE have developed a large international distribution network catering marinas & commercial ports for the last 40 years. As part of its core strategy, ROTAX have developed, currently manufacture & distribute a range of trash-collecting devices under the trademark The Searial Cleaners.

RANMARINE specializes in product design and development (including mechanical, electronic, software) for a range of ASVs that operate in aquatic environments. RANMARINE sells its aquatic ASVs to a range of markets, including industrial markets and governments. RANMARINE uses the trademarks WasteShark, DataShark, DI/Shark, MegaShark, SharkPod, TenderShark, SharkS/ider

With a view to extend its Searial Cleaners range, ROTAX wishes to assemble & exclusively distribute RANMARINE AUTONOMOUS SURFACE VESSELS (ASVs) to marinas and commercial ports, globally.

With a view to develop a presence for its ASVs on the markets of marinas & commercial ports, RANMARINE wishes to hand over exclusive distribution to ROTAX for marinas & commercial ports markets.

With a view to optimize and secure fabrication, RANMARINE wishes to assemble its ASVs with ROTAX.

II.	DEFINITIONS

“Agreement” means this framework Agreement, as amended, supplemented or otherwise modified from time to time.

“Background IP” means any Intellectual Property owned by the Parties prior to executing this Agreement.

“Custom Development” means any development of the Product requested by ROTAX.

“Critical defect” means a Defect which renders the Product inoperable and without having a workaround to become operable.

●	“Data” means the information that is recorded and stored on a RANMARINE product, and can be of two types: Device Data: information captured and stored which is generated by the RANMARINE product’s internal electronic systems (vision, telemetry, diagnostics, communication and autonomy systems) Sensor Data: data generated by an externally affixed sensor, that is not part of the standard product build

●	“Defect” means a bug, error, malfunction or other defect in the Deliverables which affects the expected use of the Product namely according to the Specifications.

“Deliverables” me.ms the deliverables set forth in Appendix 4.

“Default” means failure for ROTAX or RANMARINE to perform the contractual obligations described in this document. Does not involve negligence or intentional omission. The prejudices party is entitled to require execution of contractual obligation by the failing party, and upon non-compliance, termination of contract.

●	“Foreground IP” means any Intellectual Property Right that is both related to the Product and conceived, created or developed while this Agreement is in force.

●	“Initial Set-up” means any necessary training to enable ROTAX to perform its rights & obligations. It includes any relevant documentation, drawings and specifications that ROTAX reasonably considers necessary and requires to enable assembly, marketing, and maintaining the ASVs, as specified in appendix 5

“Intellectual Property Right” or “Intellectual Property” or “IP” means all rights of a person or entity in, to, arising out of or associated with: (i) patents, utility models, invention registrations (or any similar right) and applications therefor and any and all re-issues, divisions, continuations, renewals, provisionals, extensions and continuations-in-part thereof; (ii) inventions (whether patentable or not in any country), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology and technical data; (iii) copyrights, semiconductor mask works and registrations and applications therefor in the U.S. or any foreign country, and all other rights corresponding thereto throughout the world; (iv) any trademark or trade dress rights anywhere in the world; and (v) any other proprietary rights anywhere in the world.

“Kick-off’’ means the period between the signature of this agreement and the moment ROTAX is ready to assemble the Product by himself.

“Marina” means a dock or basin with moorings and supplies for recreational and leisure craft, yachts and boats.

“Commercial Port” means a small port/harbour, similar to a marina in setup, status and locations but does not include container traffic, manage energy terminals and large traffic deemed to be industrial/commercial in nature

●	“Industrial Port” means a port that receive container traffic, manage energy terminals and large traffic deemed to be industrial/commercial in nature (Examples Rotterdam, Shanghai, Singapore, Houston etc)

“Marketing guidelines’ means the rules by which parties must abide when communicating publicly.

“Non-critical Defect” means any Defect which is not a Critical Defect.

“Post-sales” designates the period when the product is delivered to the customer and during which the customer will seek product satisfaction. Post-sales include technical support to the customer, maintenance and warranties.

●	“Product” means the AUTONOMOUS SURFACE VESSEL as developed by RANMARINE and conform to the Specifications. Product includes any Update or Custom Development made during the term of this Agreement.

“Specifications” means the specifications as set forth in Exhibit I.

“Update” means any and all development made by PARTNER X to achieve conformity with the Specifications, to solve a Defect or prevent obsolescence of the Product.

III.	ASSEMBLY, PURCHASE & SALES

a. ROTAX rights & obligations

Assembly

ROTAX shall exclusively assemble ASVs for the markets for which it holds exclusive distribution

ROTAX shall complete take-over no later than 9 months after receipt of assembly deliverables from RANMARINE

Distribution

ROTAX shall exclusively distribute ASVs, worldwide, for Commercial Ports & Marinas, publicly or privately owned. No restrictions shall be imposed on pricing by RANMARINE

ROTAX commit to enabling distribution of RANMARINE ASVs at the latest 60 days after receipt of distribution deliverables from RANMARINE

Electronics

ROTAX commit to buying all Electronic Parts, Data Packages and Accessories exclusively from RANMARINE at the price specified in Appendix 3.

Price to be yearly reviewed with a 2% maximum variation from one year to the other, such that neither party suffers economic loss as a result of economic factors beyond the control of each party.

In the event RANMARINE ceases to operate and is permanently unable to supply electronics, RANMARINE shall grant ROTAX access to IP details for ROTAX to be able to continue the assembly & sale of RANMARINE ASVs.

Data Access

ROTAX shall have access to consolidated data extracted from RANMARINE ASVs for the markets for which it holds exclusive distribution.

b. RANMARINE rights & obligations

Deliverables necessary for distribution & Assembly

RANMARINE shall supply Deliverables necessary for distributing 30 days maximum after signature of the present agreement.

RANMARINE shall supply Deliverables necessary for assembly 90 days maximum after signature of the present agreement.

RANMARINE commits to accompanying ROTAX for the Initial set-up of assembly & distribution, without any extra charge.

Exclusivity

RANMARINE shall not grant similar assembly &_distribution rights to another partner for the term of the contract

Kick Off

If required by ROTAX, and with a view to deliver clients without further delay, RANMARINE shall supply fully assembled RANMARINE ASVs.

Leadtime for such supply shall not exceed 10 weeks.

RANMARINE shall supply ROTAX with Demonstration units for marketing purposes, as specified in Appendix 6

Data Access

RANMARINE shall make accessible consolidated data extracted from RANMARINE ASVs sold by ROTAX within their exclusive market sector

RANMARINE reserves the right to manage data recorded by any device/sensor which is attached to its product, or which is integrated within its product & derive commercial benefit from this, beyond the context of the commercial relationship that ROTAX maintains with its customers. When doing so, RANMARINE shall not use contact information of ROTAX clients publicly.

c. objectives

Below figures to apply from date: date of receipt of Distribution Deliverables+ 60 days:

Y1+Y2	190
Y3	130

Quantitative objectives for the following years are to be defined yearly.

Quantitative objectives cannot exceed a growth of 10% compared to previous year, starting from the 4th year.

Shall ROTAX not reach the above quantitative objectives, RANMARINE may:

●	Give assistance to ROTAX, at ROTAX’s cost
●	Give such other or further assistance or impose such other further condition as RANMARINE considers reasonable.
●	Partially or entirely waive distribution exclusivity:

○	Reduce territory
○	Reduce range of products

In the event RANMARINE waives ROTAX’s distribution exclusivity on a territory which prior required Custom development performed by RANMARINE and /or certification, RANMARINE to refund costs incurred to ROTAX.

IV.	INITIAL SET-UP

RANMARINE shall provide initial set-up documentation, expertise & assistance to ROTAX to enable the assembly, marketing and maintenance of RANMARINE ASVs, as specified in Appendix 5.

V.	MARKETING

a. Marketing guidelines

RANMARINE and ROTAX shall comply with the Marketing Guidelines, specified in Appendix 7

b. Portal

RANMARINE shall enable a Searial Cleaners-themed web portal, exclusively destined to ROTAX commercial ports & marinas’ clients. ROTAX shall be guaranteed continuous access to the Searial Cleaners -themed web portal.

c. Trademarks

ROTAX shall use the trademark of its choice for the distribution of RANMARINE ASVs and is entitled to use the umbrella Trademark Searial Cleaners. ROTAX shall refer to the baseline “Powered by RANMAR/NE” on RANMARINE ASVs, as well as on all marketing material referred to in Appendix 7.

ROTAX shall bear the cost of any additional/exceptional artwork/branding that it may specify to RANMARINE for inclusion on the products supplied (for example, unique colourways or schematics/artwork)

VI.	POST-SALES

Post-sales during Kick-off period remains with RANMARINE.

Post-sales after Kick-off period is transferred to ROTAX.

During & after Kick off period, RANMARINE remains responsible for ASVs critical & non-critical defects, to the extent that they are NOT related to the manner in which a device is operated and managed by a customer (misuse, lack of maintenance for example).

A yearly rate over 5 % product defects, shall allow ROTAX to review quantitative objectives

RANMARINE must supply Post-sales Deliverables at the latest 4 months after signature of the present agreement

VII.	EXTRA TERRITORIAL SALES: AGENCY AGREEMENTS

Both parties shall be able to pursue a sale outside of the distribution territories defined in this Agreement if they do so under Agency agreement principles. Both parties must ensure full transparency in representing each other. Commissions to be defined on a case per case basis.

VIII.	DEVELOPMENTS

a. Updates

As specified in European law, RANMARINE proceed to Updates at its own charge.

RANMARINE must make all Updates available to ROTAX.

General product enhancements will be made available to all customers, but may be sold as separate, optional functional upgrades (e.g. additional hardware that may be required for rear-facing camera)

b. Custom developments

ROTAX shall be entitled to proceed to custom developments, at its own charge

For product engineering & electronics, ROTAX shall order Custom developments from RANMARINE RANMARINE commits to proceeding to Custom developments for the benefit of ROTAX.

ROTAX shall be entitled to waive the above exclusivity in case RANMARINE refuses to proceed to Custom developments as requested by ROTAX for product engineering & electronics.

RANMARINE engineering fee to apply is €100/hour. Price to be yearly reviewed with a 3% maximum variation from one year to the other. Quotation may include costs incurred by any necessary training resulting from Custom Development: technical & commercial

Certifications for custom developments shall remain ROTAX’s responsibility.

c. Co-development

The parties agree to meeting every 6 months to share user feedback, strategic visions and map out a product development plan for the markets for which ROTAX holds exclusivity.

RANMARINE and ROTAX remain free to explore co-development opportunities if this format proves more efficient than Custom developments schemes.

In such case, expenses will be shared between RANMARINE and ROTAX on a case per case basis, certifications included.

IX.	INTELLECTUAL PROPERTY

Background IP is and remains RANMARINE property

Foreground IP on Updates is RANMARINE property

Foreground IP on Custom Developments is ROTAX’s property

As per European laws, Foreground IP will be automatically disclosed to ROTAX, without extra additional charge. Foreground IP on Developments carried out by both parties together, Foreground IP will be shared between the parties.

RANMARINE grants an exclusive and worldwide license on background IP including trademarks.

ROTAX can choose a trademark of its own choice to distribute RANMARINE ASVs

Foreground IP on custom developments requiring the shared use of both ROTAX and RANMARINE resources and/or personnel will be shared between the parties.

X.	FINANCIAL TERMS

ROTAX shall pay a royalty of 1300€/unit to RANMARINE for each AUTONOMOUS SURFACE VEHICLE assembled & shipped. This royalty excludes data and front-end software packages.

ROTAX shall buy data packages and accessories from RANMARINE at prices set in Appendix 2

During Kick-off, ROTAX shall buy fully assembled ASVs at the prices set in Appendix 2. This excludes data packages.

XI.	DURATION

●	5 years, tacit renewal

XII.	TERMINATION

●	This contract can be set aside entirely with mutual consent of both parties
●	Termination of contract for default will be one after one-month prior notice without reply from other party
●	The contract can be terminated due to non-performance of unit sales of a non-exclusive contract. See Section C of objectives.

XIII.	CONFIDENTIALITY

Standard non-disclosure clause to insert for the term of the contract

XIV.	CONTRACT

The present framework agreement will be superseded by a contract, to be signed at the latest July 2021.

Framework agreement signatories:

Signed on behalf of ROTAX / NOVA NAUTIC

Name:

Position:

Date:

Place:

PORALU

MARINE

NOVA NAUTIC - Z! - Rue des Bouleaux - 01450 PORT

Tél. 04 74 76 78 11 - Fax 04 74 76 78 00

SAS au Capital de 3 579 432 € - SIRET 511 219 370 00018

Signed on behalf of RanMarine Technology BV

Name: Richard Hardiman

Position: Director

Date: Isl April 2021

Place: Rotterdam, The Netherland 1

RnnMnrlno Tochnology B.V.

Tho Nolhorlands

KvK/Rog 65812441

Establ I s h od 2016

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Appendix 1: Products specifications

MVP Requirements include : front flaps, corner marine lights, handles, wheels, light grey rubber bumper on the hull, Searial Cleaners colored hull.

1) Description

ASV Manual: Components & Functional Description

A ASV Manual will consist of the following components and systems:

●	A fibreglass hull the following dimensions: 157cm (L) x 109cm (W) x 52cm (H), finished in a resin colour of ROTAX’s preference (creative to be confirmed by ROTAX)
●	A removable lid for the hull, allowing access to the internal components of the ASV
●	4 x UN3481, Lithium ion batteries
●	A charger and cables for battery charging
●	2 thrusters surrounded by a protective aluminium housing
●	Transmitter (controller) with a “line of sight” remote control range of 500m
●	An on-board camera
●	A video transmitter for viewing camera visual feed (with a “line of sight” range of 300m)
●	A screen (which may be Integrated on the RC transmitter)
●	An aluminium waste collection basket with a front flap, which can be removed from the hull
●	A GPS antenna and system
●	White lights on each corner of the hull
●	4 x handles
●	Guiding wheels mounted at each corner of the hull
●	A light grey rubber bumper on the hull
●	Internal electronic? to manage and enable:

○	electrical power systems
○	battery mahagement system
○	thruster control
○	radio-control functions
○	telemetry
○	on-board health and diagnostics and data
○	wireless communication

ASV Manual Data & Software Access Package Description:

The ASV Manual will be shipped with the capability of connecting to a 4G cellular network and a wireless network (provided by the customer) to enable communication of system diagnostics information and GPS data to RANMARINE back-end and front-end (customer portal) systems. ASV operational and system data will be able to be viewed on the RANMARINE portal with a designated ASV user login and password.

ASV Autonomous: Components & Functional Outline

A ASV Autonomous will consist of the following components and systems:

●	A fibreglass hull the following dimensions: 157cm (L) x 109cm (W) x 52cm (H), finished in a resin colour of ROTAX’s preference (to be supplied)
●	A removable lid for the hull, allowing access to the internal components of the ASV
●	4 x UN3481, Lithium ion batteries
●	A charger and cables for battery charging
●	2 thrusters surrounded by a protective aluminium housing
●	Transmitter (controller) with a “line of sight” remote control range of 500m
●	An on-board camera
●	A video transmitter for viewing camera visual feed (with a “line of sight” range of 300m)
●	A screen (which may be integrated on the RC transmitter)
●	An aluminium waste collection basket with a front flap, which can be removed from the hull
●	A GPS antenna and system
●	White lights on each corner of the hull
●	4 x handles
●	Guiding wheels mounted at each corner of the hull
●	A light grey rubber bumper on the hull
●	An IMU (Inertial Measurement Unit) Sensor
●	Internal electronics to manage and enable:

○	electrical power systems
○	battery management system
○	thruster control
○	radio-control functions
○	telemetry
○	on-board health and diagnostics and data
○	4G and wireless communication
○	on-board computing for route planning/ processing and state machine monitoring
○	autonomous route following

ASV Autonomous Data & Software Access Package Description:

The ASV Autonomous device will be shipped with the capability of connecting to a 4G cellular network and a wireless network (provided by the customer) to enable communication of system diagnostics information and GPS data to RANMARINE back-end and front-end (customer portal) systems. ASV operational and system data will be able to be viewed on the RANMARINE portal with a designated ASV user login and password. The autonomous data package will enable users to perform return-to-home, path-planning, geo-fencing and route planning and tracking functions from within the RANMARINE customer portal.

Autonomy with Collision Avoidance Package

●	LiDar fitted to the ASV autonomous drone
●	Sensor information from the LiDar is processed within the internal computing of the WaseShark to enable object detection and collision avoidance behaviours when the ASV is operating in autonomous mode

ASV Autonomous with Sensor Data & Software Access Package Description:

The ASV Autonomous device and sensor data package will be shipped with the capability of connecting to a 4G cellular network and a wireless network (provided by the customer) to enable communication of system diagnostics information and GPS data to RANMARINE back-end and front-end (customer portal) systems. ASV operational and system data will be able to be viewed on the RANMARINE portal with a designated ASV user login and password. The autonomous data package will enable users to perform return-to-home, path-planning, geo-fencing and route planning and tracking functions from within the RANMARINE customer portal. In addition, the sensor data package will allow customers (and ROTAX) to visualise and work with sensor data within the customer portal as a separate function (e.g. download-able CSV data extraction, and data visualisation).

ACCESSORIES
SHARKSLIDER	The Sharkslider allows you to lower the ASV into the water.

SENSOR PACKAGES
DEPTH SENSOR	Sensor measures depth of water
TRIMETER	Measures temperature and depth position of sensor
MANTA 20	Measures temperature, pH, conductivity, DO, ORP and depth position of sensor
MANTA 30	Measures temperature, pH, conductivity, DO, ORP, turbidity and depth position of sensor

PACKAGING
SHIPPING CRATE	Crate also includes wheels
FLIGHTCASE	Durable flight case on wheels

Sharkslider

The Sharkslider is a winch-enabled launching system for the ASV device which can be used to lower the ASV into the water in varying environmental contexts (e.g. shorelines, quaysides, jetties, slip-ways). It can be used as a permanent fixture or it can be assembled on site to provide launch capability on an ad-hoc basis.

2) Physical Specifications

This outline of the ASV’s physical and mechanical attributes serves as a reference for both the ASV Manual and Autonomous product variants.

Length	157cm
Width	109cm
Height	52cm
Draft (Depth Underwater)	20cm
Weight	72kg

Maximum Speed	3km/hr
Thrust (per Thruster)	5.25kgf
Thrust (Reverse) (per Thruster)	4.1kgf
Maximum Operating Time on One Charge*	8hrs
Maximum Charging time	5hrs
Camera Video Range**	300m
Remote Control Range**	500m
Basket Volume Capacity	160L
Range (Distance Travelled on One	60kg
Charge)*	12km
Coverage Capability*	10,000m2/workday
Recommended Coverage Area per Shark*	25,000m2
Trash Collection Capacity*	500kg/workday

Wave Heignt (Max.)	0.5m
Wake Wave Height (Max.}	1.5m
Wind Speed (Max.)	40km/hr
Water Speed (Max.}	3 km/hr
Water Depth (Min.)	30cm
O’utdeor Tem erature (Max.)	50 °C
Outdoor Temperatur:e (Min.)	-15 °C

Can operate in saltwater, freshwater aml brackish water

.Exercise caution operating at night

Note: These are estimated values. The weather and operating environment is complex and ever changing. Do not operate the ASV if the conditions feel unsafe.

Appendix 2: Pricing for assembled ASVs

ASV MANUAL	M0n ual ASV	€ 12500

ASV AUTONOMY	ASV with autonomy capability through way-point mapping. Excludes LiDar	€ 14450

Appendix 3: Supplies’ pricing

Electronics

Manual Electronic boxes	Include - electronic box+ cables & plugs	€2600
Autonomous Electronic boxes	Includes - electronic box+ cable & plugs	€3660
Collison avoidance Kit (optional extra on Autonomous ASV)	Includes - Lidar, mounts, cabling & upgraded software	€ 2750

Data & Software Packages:

ANNUAL DATA FEE FOR ASV MANUAL	This includes: Portal access, Systems health monitoring, Over the air u dates, GPS tracking and operations reporting	€900

ANNUAL DATA FEE FOR ASV Autonomous	4G cellular connection (with data bundle), 4G router and wireless modem. RANMARINE Software portal access for basic management and autonomy functions	€ 1725

ANNUAL DATA FEE- ASV AUTO & SENSOR CAPABILITY	This includes: Portal access, Systems healthmonitoring, Over the air updates, GPS tracking and Operations reporting. In addition for the autonomy it includes: Fleet management, Path planning, Route management (redeployment), Geo-fencing, Return home functionality, Fleet tracking underway. For the sensor data the following will be available: Realtime data access and reporting, Downloadable csv files (per deployment), Secure data storage, GPS in- bedded data tracking, In-portal data charting	€2475

ACCESSORIES
SHARKSLIDER	The Sharkslider allows you to lower the ASV into the water.	€ 6000.00*
•ex-packaging
SENSOR PACKAGES
DEPTH SENSOR	Sensor measures depth of water	€500
TRIMETER	Measures temperature and depth position of sensor	€ 2950
MANTA 20	Measures temperature, pH, conductivity, DO, ORP and depth position of sensor	€ 6100
MANTA 30	Measures temperature, pH, conductivity, DO, ORP, turbidity and depth position of sensor	€9100

PACKAGING
SHIPPING CRATE	Crate also includes wheels	€ 550.00
FLIGHTCASE	Durable flight case on wheels	€ 1060

Technical sheets & drawings of sharkslider, packaging, sensors and electronics to be attached to these appendices

Appendix 4: Deliverables

Deliverables for distribution

Documents to be supplied in English

●	Product general technical lay-out
●	Detailed product technical sheets - for each product & accessories, and including all safety warnings
●	User & maintenance manuals, including certificates
●	Media, as made available offline and online: videos & photos
●	Packaging details: description, weight, dimensions, loading/unloading precautions
●	After-sales & warranty policies and procedures
●	Spares & options price lists

Deliverables for production

●	Bill of materials
●	Technical lay out & diagrams - electrical as well as mechanical
●	Assembly procedures
●	Quality checks & controls
●	Industrial tooling
●	Spares price list & delivery times

Deliverables for Post-sales

●	Pre-diagnostic script
●	List of critical & non-critical defects identified by RANMARINE
●	Price list of replacement parts & delivery times
●	Warranty policy

Appendix 5: Initial set-up

●	Technical support and arrangement of the initial set-up ofthe partnership, will include the following activities:
●	Supply of electrical and mechanical assembly diagrams;
●	Support to the certification phase of the ASVs in the USA, Canada, Australia;
●	Training of production staff;
●	Technical training of the sales force;
●	List of components and materials critical to safety and, if requested, their safety data sheets;
●	Mechanical layouts;
●	Component certification declarations and any test reports;
●	Pre and post-sales assistance support;
●	Electrical/ pneumatic/ hydraulic diagrams;
●	User and maintenance manuals.

Costs to be incurred for conducting the activities listed above will be borne by RANMARINE, which will provide a plan to execute it through the collaboration of RANMARINE and ROTAX’s technical managers (2 people).

RANMARINE travel & meals expenses to be born by ROTAX.

Appendix 6: Demo units

Delivery Time: 8 WEEKS (with intent to deliver sooner)

Cost per unit (with below specifications): €13, 400.00 per unit

Autonomous ASV (1 per commercial area) at cost: 3 units

Autonomy data & software package

LiDar

Depth & temperature sensor

Enhanced vision range & RC range using the Herelink setup

Monitor with camera feed

With most up-to-date (tested) software

Portal access

Appendix 7: Marketing Guidelines

Public communications shall reflect each party’s exact role into this common venture. Such roles are defined as the reference limit for all communications.

1) ROTAX

ROTAX shall only make public reference to RANMARINE when describing the ASV technology: technical specs, quality, performance. ROTAX shall make no statements regarding RANMARINE’s business strategy, commercial or marketing campaigns.

ROTAX shall make reference to the baseline “Powered by RANMARINE”:

On the top of the hull of the ASV

On the webpage dedicated to the ASV

On the product sheet When describing the performance, quality and/or technical characteristics of the ASV: digital or physical communications

ROTAX shall tag @RANMARINE and use the #RANMARINE on its social networks when describing the performance quality and/or technical characteristics of the ASV

2} RANMARINE

RANMARINE shall only make public reference to The Searial Cleaners or PORALU MARINE:

In communications regarding Marinas & Commercial Ports, digital or physical

In communications describing its partnership with The Searial Cleaners or PORALU MARINE: digital or physical

In communications describing ROTAX ASV version, digital or physical

RANMARINE shall always use the introductory phrase “Our technology is deployed by PORALU MARINE clean tech’s range The Searia/ Cleaners”:

In communications regarding Marinas, digital or physical

In communications describing its partnership with PORALU MARINE, digital or physical

In communications describing ROTAX ASV version, digital or physical

RANMARINE shall tag @PORALU MARINE,@TheSearialCleaners, and use the hastag, #PORALU MARINE, #TheSearialCleaners on its social networks:

In communications regarding Marinas

In communications describing its partnership with ROTAX

In communications describing ROTAX ASV version

RANMARINE shall dedicate a webpage of its website to the acknowledgement of the deployment of its technology by PORALU MARINE.

RANMARINE shall make no statements regarding ROTAX or PORALU MARINE’s business strategy, commercial or marketing campaigns.